AGREEMENT

THIS AGREEMENT entered into this 31st day of May 1997 by and between Scangraphics, Inc. of 700 Abbott Drive, Broomall, Pennsylvania 19008 (herein after called "Scangraphics") and Printfold Company, Inc. of 825 North Easton Road, Doylestown, Pennsylvania 18901 (herein after called "Printfold")

                                   WITNESSETH:

WHEREAS Scangraphics has agreed with Printfold to manufacture scanners at Printfold premises, utilizing Scangraphics equipment, inventory, processes and people, with support from Printfold management: and

WHEREAS during the course of such discussions, Scangraphics has agreed with Printfold to use certain machinery, tools, jigs and equipment, as more fully set forth in Exhibit "A" attached hereto and made part hereof ("Equipment") and certain information contained in documents listed in Exhibit "B" attached hereto and made part hereof ("Documents"); and

WHEREAS during the course of such discussions, Scangraphics has agreed to supply inventory including, but not limited to finished goods, work in progress and raw materials for the purpose of producing scanners for Scangraphics. The initial inventory shall be set forth as Exhibit "C" attached hereto and made a part hereof. The inventory shall be increased and decreased from time to time with all documentation of items received and items shipped in writing with copies to each of the parties; and

WHEREAS the use of Equipment, Inventory and Documents is solely at the discretion of Scangraphics.

NOW, THEREFORE in consideration of the foregoing premises and other good and valuable considerations the parties hereto agree as follows:

         1. The term of this Agreement is until May 31, 1998 and may be terminated PRIOR TO SUCH DATE by either party upon 90 days written notice ["TERM"].

         2. The Equipment, Inventory and Documents shall at all times remain sole and exclusive property of Scangraphics. Printfold shall have no rights or property interest in the Equipment, Inventory and/or Documents, except for the right to use them in the operation of its business at the address set forth above for the period of this Agreement.

         3. The Equipment and Inventory shall remain personal property even if installed in or attached to real property.



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         4. Printfold shall:

                  a.) Keep the Equipment and Inventory separate from Printfold assets and except for claims, pledges, liens and encumbrances created by Scangraphics, keep the Equipment and Inventory at all times free and clear from all claims, pledges, liens, encumbrance and process and will give Scangraphics immediate notice of any attachment or other judicial process attempting to affect any article of Equipment and/or Inventory;

                  b.) Not Pledge, lend, create a security interest in, sublet or part with possession of the Equipment, Inventory or Documents or any part thereof or attempt in any other manner to dispose of the Equipment, Inventory or Documents, except finished goods inventory shall be shipped in accordance with instruction of Scangraphics;

                  c.) To the extent utilized by Printfold personnel, cause the equipment to be operated in accordance with MANUFACTURERS' instructions, by competent and qualified personnel, who will take all reasonable and necessary safety precautions in the operation of the equipment, and

                  d.) Upon reasonable notice, permit Scangraphics agents to at any time enter upon Printfold's premises for the purposes of inspecting the items listed in Exhibits "A", "B" and "C" hereof.

         5. At the end of the term Printfold shall make the Equipment, Inventory and Documents available to Scangraphics or its agents for retrieval and return. Such retrieval and return shall be at Scangraphics expense.

         6. Except for the gross negligence of Printfold, Printfold shall not be responsible of any damage to the Equipment while in its possession.

         7. As used herein, "Confidential Information" shall mean all information contained in the Documents. Printfold acknowledges and agrees that Confidential Information is proprietary to, and a valuable trade secret of Scangraphics and any disclosure or unauthorized use thereof will cause irrevocable harm and loss to Scangraphics.

         8. In consideration of the disclosure to Printfold of Confidential Information, Printfold agrees to treat Confidential Information in confidence and to undertake the following additional obligations with respect thereto:

                           a. Use the Confidential Information solely within its business;

                           b. Will not copy in whole or in part or disclose Confidential Information outside of Printfold;


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                           c.  Limit the dissemination of Confidential
                               Information to only those Printfold Employees who have a need to know and have an agreement with said employees to ensure compliance with the terms of this agreement; and

                           d. To return the Confidential Information including all copies and records thereof including all Documents to Scangraphics upon termination of this Agreement.

         9. Upon termination of this Agreement Printfold shall discontinue the use of any Confidential Information which is contained in the Documents and regardless of the termination of this Agreement, the obligations and restrictions of Paragraph 9 and this, Paragraph 10 of this Agreement, shall survive the expiration, termination or cancellation of this Agreement and shall continue to bind Printfold and its successors and assigned.

         10. Scangraphics shall insure the Equipment and Inventory against fire and theft covering Printfold and Scangraphics as their interests may appear. Scangraphics shall furnish to Printfold written evidence of such insurance within thirty (30) days from the date hereof. If Scangraphics fails to obtain and pay for such insurance, Printfold may do so and Scangraphics shall pay the cost thereof.

         11. Scangraphics agrees to indemnify and hold Printfold and its respective officers, directors, shareholders, agents and employees (collectively "Indemnitee") harmless from any and against any loss, claim, demand, liability, damage, suit, cost or expense, including reasonable attorney's fees and costs, suffered or incurred by Indemnitee in connection with the operation, control, use or misuse of the Equipment by Scangraphics' or Printfolds' personnel. The provision of this paragraph shall survive the termination of this Agreement.

         12. It is understood that Printfold will assist Scangraphics in the assembly of scanners, however, all such scanners shall remain the property of Scangraphics and will be disposed of upon the written orders of Scangraphics. Scangraphics shall reimburse Printfold for its management, engineering services, overhead and administration services, and lease of space in Printfold's facility at the rate of ten thousand dollars ($10,000.00) per month during the Term of this Agreement.

         13. No rights or licenses, expressed or implied, are hereby granted to Printfold of any Confidential Information or trade secrets of Scangraphics as a result of or related to this Agreement.


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         14.  Printfold will not during the Term of this Agreement or for a period of TWO (2) years after termination of this Agreement, as a principal, agent, co-venturer, or in any other capacity manufacture or cause to be manufactured, sell or cause to be sold scanners in competition with Scangraphics.

         15. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                           SCANGRAPHICS, INC.

                           BY: /S/ LAURENCE L. OSTERWISE
                              --------------------------
                           Title: President and CEO

                           PRINTFOLD COMPANY, INC.

                           BY: /S/ RICHARD L. REX
                               -------------------
                           Title:  President

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